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1. Shipbroker

                                                  THE BALTIC AND INTERNATIONAL MARITIME
                                                  COUNCIL
                                                  (BIMCO)
                                                  STANDARD BAREBOAT CHARTER
               Fearnley Finans, Oslo              CODE NAME: "BARECON 89"                             PART I
                                                  ----------------------------------------------------------
                                                  2. Place and date

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3. Owners/Place of business                       4. Bareboat charterers (Charterers)/Place of business

                Arkadia Shipping Inc.                                     [CHARTERER]
                  80, Broad Street                                           Majuro
                      Monrovia                                          Marshall Islands
                      Liberia                               whose performance will be guaranteed by
                                                                     TBS International Ltd.
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5. Vessel's name, Call Sign and Flag (Cl. 9(c))

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6. Type of Vessel                                 7. GRT/NRT
Tweendecker
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8. When/Where built                               9. Total DWT (abt) in metric tons on summer freeboard

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10. Class (Cl. 9)                                 11. Date of last special survey by the Vessel's
                                                  classification society

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12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 14)

(see Clause 14)
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13. Port or Place of delivery (Cl. 2)             14. Time for delivery (Cl. 3)  15. Cancelling date (Cl. 4)
                                                  See Clause 27                  See Clause 27
            See Clause 27                         ----------------------------------------------------------
                                                  16. Port or Place of redelivery (Cl. 14)

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17. Running days' notice if other than stated     18. Frequency of dry-docking if other than stated in
in Cl. 3                                          Cl. 9(f)

See Clause 27
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19. Trading Limits (Cl. 5)

world-wide trading within I.W.L., but excluding war and war-like areas and U.S. sanctioned countries. The
Charterers have the option to break I.W.L. and to enter areas for which war risk underwriters require additional premium, with Charterers providing Owners with prior notice of their intention to do so.

See Clause 24

Vessel not to trade in ice or follow ice-breakers. Vessel not to trade Cuba during last six months of the
Charter, except under license granted by the United States of America Government.
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20. Charter period                                21. Charter hire (Cl. 10)

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22. Rate of interest payable acc to Cl. 10(f)     23. Currency and method of payment (Cl. 10)
and, if applicable, acc. to PART IV
                                                  United States Dollars - wire transfer

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                                                                     (continued)

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24. Place of payment; also state beneficiary      25. Bank guarantee/bond (sum and place) (Cl. 22)
and bank account (Cl. 10)                         (optional)

Hamburg; Beneficiary: Arkadia Shipping Inc.            n/a
HSH Nordbank AG, Hamburg
Acct.-No. 1100150719
Swift: HSHNDEHH

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26. Mortgage(s), if any, (state whether Cl.       27. Insurance (marine and war risks) (state value acc. to
11(a) or (b) applies; if 11(b) applies state      Cl. 12(f) or, if applicable, acc. to Cl. 13(k)) (also
date of Deed(s) of Covenant and name of           state if Cl. 13 applies)
Mortgagee(s)/ Place of business) (Cl. 11)

                                                  Clause 12 to apply - See Clause 31
11b) Tripartite Agreement dated ....
Mortgagee: HSH Nordbank AG, Hamburg
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28. Additional insurance cover, if any, for       29. Additional insurance cover, if any, for Charterers'
Owners' account limited to (Cl. 12(b)) or, if     account limited to (Cl. 12(b)) or, if applicable, (Cl.
applicable, (Cl. 13(g))                           13(g))

     n/a                                               n/a
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30. Latent defects (only to be filled in if       31. War cancellation (indicate countries agreed) (Cl. 24)
period other than stated in Cl. 2)

     n/a                                               U.S.A., U.K., France, Germany, Russia, China
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32. Brokerage commission and to whom payable
(Cl. 25)

     tba
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33. Law and arbitration (state 26.1., 26.2., or   34. Number of additional clauses covering special
26.3. of Cl. 26 as agreed; if 26.3. agreed,       provisions, if agreed
also state place of arbitration) (Cl. 26)
                                                       Eleven (11)
     Clause 26.1
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35. Newbuilding Vessel (indicate with "yes" or    36. Name of place of Builders (only to be filled in if
"no" whether Part III applies) (optional)         Part III applies)

     no                                                n/a
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37. Vessel's Yard Building No. (only to be        38. Date of Building Contract (only to be filled in if
filled in if Part III applies)                    Part III applies)

     n/a                                               n/a
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39. Hire/Purchase agreement (indicate with        40. Bareboat Charter Registry (Indicate with "yes" or "no"
"yes" or "no" whether Part IV applies)            whether Part V applies) (optional)
(optional)

     no                                                yes
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41. Flag and Country of the Bareboat Charter      42. Country of the Underlying Registry (only to be filled
Registry (only to be filled in if Part V          in if Part V applies)
applies)

     Philippine                                        Liberia
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PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

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Signature (Owners)                                Signature (Charterers)

     Arkadia Shipping Inc.                             [CHARTERER]
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1.   DEFINITIONS

     In this Charter, the following terms shall have the meanings hereby assigned to them:

     "The Owners" shall mean the person or company registered as Owners of the
     Vessel.

     "The Charterers" shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2.   DELIVERY SEE CLAUSE 27

5.   TRADING LIMITS

     The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

     The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) and with the provisions of the mortgage and the Tripartite Agreement without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the
     Insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.

     The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

     Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this
     Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7.   INSPECTION

     Inspection - The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained.
     Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers' purpose. However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the
     Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the Charterers only in the event of the
     Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

     The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

8.   INVENTORIES AND CONSUMABLE OIL AND STORES SEE CLAUSE 27

9.   MAINTENANCE AND OPERATION

     (a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the
     Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause
     13 (1), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times. The Charterers to take immediate steps to have the necessary repairs done within a reasonable time OR AS PER CLASS RECOMMENDATIONS AND
     EXTENSION THERETO failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter. The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including
     Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay.
     This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The
     Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     (b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

     Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

     (c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, instalment and re-instalment to be for the Charterers' account and time used thereby to count as time on hire.

     (d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

     (e) The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received,

     ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The
     Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.

     Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

     (f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in
     Box 18.

10.  HIRE

     (a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her
     Owners.

     (b) Payment of Hire, except for the first and last month's Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

     (c) Payment of Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

     (d) SEE CLAUSE 30.

     (e) Time shall be of the essence in relation to payment of Hire hereunder.
     In default of payment beyond a period of seven GERMAN BANKING days, the
     Owners shall have the right to withdraw the Vessel from the service of the
     Charterers without noting any protest and without interference by any court or any other formality whatsoever, and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers under the
     Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the
     Vessel.

     (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their
     Principal Place of Business shall apply.

11.  MORTGAGE

          (b) The Vessel chartered under this Charter is financed by a mortgage according to the TRIPARTITE AGREEMENT annexed to this Charter and as stated in Box 26. By their counter-signature on the TRIPARTITE
          AGREEMENT, the Charterers undertake to have acquainted themselves with all terms, conditions and provisions of the said TRIPARTITE AGREEMENT.
          The Charterers undertake that they will comply with all such instructions or directions in

          regard to the employment, insurances, repairs and maintenance of the
          Vessel, etc., as laid down in the TRIPARTITE AGREEMENT or as may be directed from time to time during the currency of the Charter by the
          Mortgagee(s) in conformity with the TRIPARTITE AGREEMENT.

     (c) The Owners warrant that they have not effected any mortgage(s) other than stated in Box 26 and that they will not effect nay other mortgage(s)
     without prior consent of the Charterers.

12.  INSURANCE AND REPAIRS SEE CLAUSE 31

     (a) During the Charter period the Vessel shall be kept insured by the
     Charterers at their expense against marine, war and Protection and
     Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine war and P. and I.
     insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the
     Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

     If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the
     Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

     The Charterers shall, subject to the approval of the Owners and the
     Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

     The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

     All time used for repairs under the provisions of sub-clause (a) of this
     Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.

     (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the
     Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such Insurers is necessary.

     (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in TRIPARTITE AGREEMENT dated December ___,
     2003 who shall distribute the moneys between themselves, the Owners and the
     Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total
     Loss as defined in this Clause.

     (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

     (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the
     Vessel to insurers and claim a constructive total loss.

     (f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the
     Vessel is the sum indicated in Box 27.

14.  REDELIVERY SEE CLAUSE 28.

     The Charterers shall at the expiration of the Charter period redeliver the
     Vessel at a safe and ice-free port or place as indicated in Box 16. The
     Charterers shall give the Owners not less than 90 (NINETY) running days'
     preliminary and not less than 14 days' definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the
     Owners.

     Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

     The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

     The Vessel upon redelivery shall have her survey cycles up to date and ALL class AND STATUTORY certificates valid for at least the number of months agreed in Box 12, WITHOUT ANY RESTRICTIONS, RECOMMENDATIONS,
     TIME-EXTENSIONS OR OVERDUE ITEMS.

15.  NON-LIEN AND INDEMNITY

     The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

     The Charterers further agree to fasten to the Vessel in THE MASTER'S OFFICE
     AND THE BRIDGE and to keep so fastened during the Charter period a notice reading as follows:

     "This Vessel is the property of (name of Owners). It is under charter to
     (name of Charterers) and by the terms of the Charter Party neither the
     Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

     The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the
     Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the
     Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16.  LIEN

     The Owners to have a lien upon all cargoes, SUB-HIRES and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

17.  SALVAGE

     All salvage and towage performed by the Vessel shall be for the Charterers'
     benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18.  WRECK REMOVAL

     In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the
     Vessel becoming a wreck or obstruction to navigation.

19.  GENERAL AVERAGE

     General Average, if any, shall be adjusted and SETTLED IN HAMBURG according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

     The Charter Hire not to contribute to General Average.

20.  ASSIGNMENT AND SUB-DEMISE

     The Charterers shall not assign this Charter nor sub-demise the Vessel
     EXCEPT AS PER THE BAREBOAT CHARTER PARTY WITH MESSRS. [SUB-CONTRACTOR]
     HAVING EXECUTED THE LETTER OF UNDERTAKING ATTACHED HERETO AS ANNEX 3.

21.  BILLS OF LADING

     The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the HAQUE-VISBY RULES. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision
     Clause. The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

23.  REQUISITION/ACQUISITION

     (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as
     "Requisition for Hire") irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this
     Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of
     "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to

     the Charterers during the remainder of the Charter period or the period of the "Requisition for Hire" whichever be the shorter.

     The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.

     (b) In the event of the Owners being deprived of their ownership in the
     Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the
     Charter period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition." IN
     CASE SUCH COMPULSORY ACQUISITION THE CHARTERERS SHALL REIMBURSE THE OWNERS
     FOR AN AMOUNT THAT THE COMPENSATION THAT THE OWNERS RECEIVE IS LESS THAN
     THE SUM THAT OWNERS/MORTGAGEES WOULD RECEIVE UPON APPLICATION OF THE
     SCHEDULE AND FORMULA SET FORTH IN CLAUSE 31.5 OF THIS CHARTER PARTY.

24.  WAR

     (a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage nor be used on any service which will bring her within a zone which IS DECLARED A WAR RISK
     AREA/ZONE BY THE INSTITUTE OF LONDON UNDERWRITERS OR is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

     (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such
     Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

     (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

26.  LAW AND ARBITRATION

     SEE CLAUSE 4 OF THE UMBRELLA AGREEMENT DATED DECEMBER 5, 2003

DEFINITIONS

For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:

"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly during the period of the Bareboat Charter.

"The Underlying Registry" shall mean the registry of the State in which the
Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter
Registration.

MORTGAGE

The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 11(b) (Part II) shall apply.

TERMINATION OF CHARTER BY DEFAULT

If the Vessel chartered under this Charter is registered in a Bareboat Charter
Registry as stated in Box 41, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 26, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 42.

In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 41, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this
Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

                                Table of Contents

                                                                            Page
                                                                            ----

PART III - Rider Clauses 27 to 37

inclusive to Bareboat Charter Party dated December 5, 2003 between Arkadia
Shipping Inc. (the "Owners") and [CHARTERER] (the "Charterers")

In the event of conflict between any of the terms and conditions of Part III hereof and any of the terms and conditions of Part I and/or Part II hereof the terms and conditions of Part III shall prevail to the extent of such conflict.
Reference to this Charter Party includes the securities, exhibits provided hereunder. In case of any discrepancy between this Charter Party and the said securities and exhibits, the Mortgage and the Tripartite Agreement dated
December _, 2003 shall prevail over this Charter Party.

CLAUSE 27

The General Scheme

27.1. This Bareboat Charter Party is one element of a general scheme which includes the following main elements:

     o    Umbrella Agreement dated December 5, 2003

     o    Tripartite Agreement dated December __, 2003

     27.1.1. Memorandum of Agreement dated [DATE] between [SELLER] as Sellers and Arkadia Shipping Inc. as Buyers for the sale of the Vessel (the
          "MoA");

     27.1.2. The Vessel has been bareboat-chartered from the Owners to the
          Charterers as per the terms and conditions hereof.

27.2. As per Part I and Part II hereof the Charterers have during the Charter
     Party period as defined in Clause 30 hereof the disposal and control of the
     Vessel in every respect, limited only by the terms and conditions hereof.
     The Charterers shall pay all costs and expenses related to the navigation, manning, insurance, maintenance, classification and technical and commercial operation of the Vessel. Charterers have thus the full risk and liability in respect of these tasks generally and in particular and shall indemnify the Owners against all costs incurred and losses arising out of the Charterers' and any sub-charterers', managers' or agents' operation of the Vessel.

27.3. The Owners have bought this Vessel from the Charterers, as previous Owners of the Vessel, according to the MoA. Delivery under this Charter Party and the MoA shall take place simultaneously. The Vessel shall in every respect be delivered under this Charter Party in the same condition as Sellers deliver the Vessel under the MoA. As result to that, Owners are not liable for any defects which might exist at the time of delivery or occur at any time after the delivery under this Charter Party. If any defect should occur same to be repaired or caused to be repaired by Charterers at their cost and time. The Vessel will be delivered at a mutually agreed date within the cancelling date at such ports or places as the Vessel may be located on the agreed date. The Charterers hereby irrevocably and unconditionally undertake to accept the Vessel under this Bareboat Charter
     Party on the date and at the place and in the condition the Vessel is delivered

                                        1

     under the MoA and shall not be entitled to any right or argument whatsoever, to reject the Vessel under this Bareboat Charter. The aforementioned delivery and the delivery under this Bareboat Charter Party will be performed simultaneously in one closing with all the necessary documentation regarding thereto.

27.4. The Charterers acknowledge that no representations of fitness for purpose have been made, nor have any warranties express or implied been given by or on behalf of the Owners in relation to the Vessel (including her material, equipment, appurtenances and outfit), her design and specifications, and acknowledge thus that the Owners are free from any and all liabilities and risks for defects and deficiencies of the Vessel whatsoever and howsoever arising. Especially, the Charterers shall under no circumstances be entitled to claim any compensation from the Owners on account of any circumstances arising prior to delivery nor after the delivery (and no off hire shall be allowed) whether caused by non-delivery, delayed delivery or from any defects or deficiencies in the Vessel arising thereafter and expressly waive any claim thereto.

27.5. Prior to the delivery of the Vessel the Charterers are not allowed to cancel this Bareboat Charter Party. Charterers undertake forthwith to inform Owners of any defects on the Vessel observed by the Charterers and the Charterers undertake to use due diligence in respect of the observance of such defects or deficiencies.

27.6. If and as long as the Vessel by any reason whatsoever is not delivered to the Owners as "Buyers" under the MoA, the Owners are not obliged to deliver the Vessel to the Charterers under this Bareboat Charter. If by such non-delivery of the Vessel into this Bareboat Charter the Cancelling Date according to the MoA is exceeded, the Owners are entitled to cancel this
     Bareboat Charter Party, notwithstanding the right of the Owners to claim damages or other compensation from the Charterers or the Sellers under the
     MoA.

CLAUSE 28

Re-delivery

28.1. Owners shall have the right during the last three months of the Bareboat
     Charter to place a surveyor on board the Vessel to examine the Vessel's condition and to bring to Charterers' attention items which have to be made good before re-delivery of the Vessel.

     The Vessel shall be redelivered by the Charterers in such a state as required by Clause 14 hereof. All navigation, deck and machinery, equipment to be in good normal working condition. A joint survey shall be held in order to determine the works and/or repairs required to secure such a state. The Charterers shall remain liable to pay charter-hire until such works and/or repairs have been completed to the full satisfaction of the
     Owners in accordance with this Clause.

28.2. At the redelivery port or upon the Vessel's arrival at the redelivery port, Owners shall have the right to appoint at their expense a class approved diver to inspect the Vessel's under-water parts using class approved video equipment. Charterers and Owners will

                                        2

     arrange for a class surveyor to be in attendance on board the Vessel at the time of such diver's inspection. Representatives of Owners and Charterers may also attend.

     The diver's inspection to take place during daylight hours with access to the Vessel's bottom for max. six hours. If the port for delivery does not have sufficient visibility (as determined by the class approved diver)
     Charterers shall bring the Vessel outside the port-area and allow a diver's inspection to be carried out in visible water (as determined by the class approved diver).

     If such diver's inspection reveals any damage below the loadline which results in a class recommendation for immediate repair in dry-dock, then
     Charterers at their time and expense shall bring the Vessel to a suitable port with dry-docking facilities available and repair the damage to class'
     satisfaction.

     Owners shall have the right to attend and clean/paint Vessel's bottom and carry out minor maintenance work other than for Charterers' account at the
     Owners' risk and expense without interference of the Charterers' work.

     If Owners' works are not completed by the time Charterers have completed their works, Charterers shall have the right to tender redelivery notice and effect redelivery in dry-dock with all subsequent dry-dock expenses for
     Owners' account. If the Vessel is redelivered in dry-dock, Charterers will pay for her undocking and all expenses related thereto such as tugs, pilots, linehandlers etc.

28.3. However, if such recommendation(s) relating to underwater damages as determined by the class only call for repair later or at next scheduled drydock, then such damages shall be settled at the time of redelivery, by way of extra-payment from Charterers to Owners.

28.4. The Vessel shall be redelivered without any cargo onboard and with clean swept holds.

28.5. In the event that Charterers do not exercise their purchase options on the
     Vessels under Clause 36, on redelivery of the Vessel a complete inventory of the Vessel's entire equipment, outfit, appliances and call consumable stores on board the Vessel shall be made by Charterers in conjunction with the Owners. The Owners shall, at the time of redelivery, take over and pay for all bunkers and lubricating oil in the said Vessel at the then current market prices at the port of redelivery according to Platts Oilgram or
     Charterers' last net invoice whichever is the lower.

CLAUSE 29

Charter-hire and Multi-currency Clause

29.  Subject only to the Total Loss provisions of Clause 30 and early
     Termination of this Charter under the terms of this Charter Party, the
     Charterers' obligation to pay Hire in accordance with Clause 10 shall be absolute and unconditional and shall not be affected by, and (except as expressly provided in this Agreement) shall be irrespective of any contingency of any nature including (but not limited to):

                                        3

     29.1. any right of set-off, counterclaim, deduction or withholding, by reason of any cause or circumstance howsoever arising or occurring;

     29.2. the unavailability of the Vessel or any part thereof, for any reason, including, but not limited to, requisition for hire thereof, or any prohibition or interruption of or other restriction upon the Owners'
          use, operation or possession of the Vessel or its enjoyment by the
          Charterers, unless caused by or as a result of any claim against the
          Owners or any actions of the Owners by a third party, or any defect in the title, seaworthiness, satisfactory quality, fitness for any purpose, condition, design, or operation of any kind or nature of the
          Vessel, or the ineligibility of the Vessel for any particular use or trade, the absence or withdrawal of any permit, licence or authorisation required for the ownership, use operation or location of the Vessel;

     29.3 any insolvency, bankruptcy, administration, re-organisation, arrangement, re-adjustment of debt, dissolution, liquidation or similar proceedings by or of either Party hereto;

     29.4 any invalidity or unenforceability or lack of due authorisation of, or other defect in this Agreement or any particular provision hereof or thereof;

     29.5 any other cause of any nature whatsoever which but for this provision would or might have the effect of terminating or in any way affecting any obligation of the Charterers hereunder.

CLAUSE 30

The Charter Party Period

30.1. This Charter Party shall commence upon the date of actual delivery of the
     Vessel and end upon the expiry of 66 (Sixty Six) calendar months, subject to Charterers' exercise of purchase option as set forth in Clause 36 of this Bareboat Charter.

30.2. If the Vessel becomes a total, a constructive total or compromised total loss, this Charter Party shall terminate, and the Charter-hire due and payable hereunder shall cease for the remaining term hereof from the date of on which the insurance proceeds are paid out to the Mortgagee/the Owner.

30.3. "Total Loss" means actual or constructive or compromised or arranged total loss of the Vessel.

For the purposes of this Charter Party:

(i)  an actual Total Loss of the Vessel shall be deemed to have occurred at the actual date and time the Vessel was lost but, if the date of the Total Loss is unknown, then the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported;

                                        4

(ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which notice of abandonment of the Vessel is given to the insurers of the Vessel (provided that a claim for Total Loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a Total Loss is subsequently admitted by the insurers or a Total Loss is subsequently admitted by a competent court of law or arbitration panel to have occurred; and

(iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.

CLAUSE 31

Insurances

31.1. All Insurances which Charterers must arrange pursuant to the terms and conditions hereof are subject to the approval of the Owners and their
     Financiers in respect of the underwriters, values and terms which approval shall not be unreasonably withheld.

31.2. In addition to the insurances provided in Clause 12 the following insurances for the Vessel may be arranged by the Owners at the cost of the
     Charterers

     o    Mortgagee Interest Insurance/Additional Peril (Pollution) Insurance on
          terms and conditions acceptable to the Owners' financiers

     Without prejudice to Clause 12 the Owners may effect insurance cover at the costs of the Charterers if any whenever the insurances required under the terms of this Charter are not in place.

31.3. The Charterers shall sign the SCIA (Sea Carrier Initiative Agreement) with the U.S. Customs Authorities if the Vessel is employed in trades between
     USA and Caribbean/South America.

31.4. The above-mentioned Insurances do not restrict Owners' right to take out such other Insurances which they deem necessary in their sole discretion and for their own account, provided that the ordinary operation and business of the Vessel shall not be disturbed by such insurances.

31.5. All insurance proceeds payable from the actual or constructive total loss of the Vessel shall be payable to the Insurance Broker previously approved by the Mortgagee, Owners and Charterers, who shall distribute the proceeds as follows:

     The Insurance Broker will pay to the Mortgagee the sum to be determined in accordance with the following schedule, to be divided between the Mortgagee and the Owners, and to the Charterers any sums remaining after distribution to the Mortgagee:

                                        5

---------------------------------------------------------------------
MV "Cherokee Princess"   23,286 tdw   1990   IHI         USD 7.50 mio
---------------------------------------------------------------------
MV "Kickapoo Belle"      23,319 tdw   1987   Hakodate    USD 6.50 mio
---------------------------------------------------------------------
MV "Apache Maiden"       23,319 tdw   1987   Kurushima   USD 6.50 mio
---------------------------------------------------------------------
MV "Navajo Princess"     21,902 tdw   1987   Japan       USD 6.50 mio
---------------------------------------------------------------------
MV "Inca Maiden"         22,133 tdw   1986   Japan       USD 6.00 mio
---------------------------------------------------------------------
MV "Kiowa Princess"      19,762 tdw   1986   Uwajima     USD 5.50 mio
---------------------------------------------------------------------
MV "Seneca Maiden"       19,762 tdw   1986   Uwajima     USD 5.50 mio
---------------------------------------------------------------------

     For each ship there will be a deduction of USD 35,000.00 for every month,
     (i.e. USD 420,000.00 per year/per ship).

     For example, at the end, after 5.5 years = 66 months, the values are then:

---------------------------------------------------------------------
MV "Cherokee Princess"   23,286 tdw   1990   IHI         USD 5.19 mio
---------------------------------------------------------------------
MV "Kickapoo Belle"      23,319 tdw   1987   Hakodate    USD 4.19 mio
---------------------------------------------------------------------
MV "Apache Maiden"       23,319 tdw   1987   Kurushima   USD 4.19 mio
---------------------------------------------------------------------
MV "Navajo Princess"     21,902 tdw   1987   Japan       USD 4.19 mio
---------------------------------------------------------------------
MV "Inca Maiden"         22,133 tdw   1986   Japan       USD 3.69 mio
---------------------------------------------------------------------
MV "Kiowa Princess"      19,762 tdw   1986   Uwajima     USD 3.19 mio
---------------------------------------------------------------------
MV "Seneca Maiden"       19,762 tdw   1986   Uwajima     USD 3.19 mio
---------------------------------------------------------------------

31.6. Should a general average and/or particular average occur, the Insurance
     Broker will pay the proceeds of the adjustment from cargo interests and
     Underwriters to the Charterers directly.

CLAUSE 32

Registration of the Vessel and Costs

On delivery hereunder the Vessel shall be registered in the Registry of Liberia in the name of the Owners and shall remain to be registered in said registry for the term of the Charter.

All costs arising out of or related to registration of the Vessel in the Ships'
Registry of Liberia whether on a one time basis or periodically such as, but not limited to, legal fees, stamp duties, registration fees, tonnage fees, dues and disbursements now or during the Charter Party Period shall be borne by the
Owners and shall be paid by the Owners directly to the relevant authorities.
Liberian Registry costs in respect of mortgages shall be for the account of the
Owners.

The Charterers shall procure the registration of the Vessel in the Bareboat
Registry of the Republic of the Philippines. The registration will be in the name of the Charterers' manning agent or the manning agents' subsidiary for flag purposes only. Such entity shall be required to enter into an undertaking in the form attached as Annex 3. The Charterers will procure that the registry of the
Republic of the Philippines will reflect that the Vessel is owned by the Owners, that title is registered in the Liberian registry and that the mortgage mentioned in Box 26 is registered on the Vessel in the Liberian registry. A respective Certificate of Ownership and Encumbrance of the Philippine registry will be provided to the Owners upon completion of the

                                        6

registration in the Philippine Bareboat Registry. A copy of such certificate will be carried on board of the Vessel together with the ship's trading certificates at all times. Any costs regarding the registration of the Vessel in the Philippines' Bareboat Registry, including those fees charged by the Liberian
Registry in connection with such Bareboat Registration and the fees charged by the Philippine Registry in respect of the endorsement of the Liberian title registration and mortgage on the Philippine Registry shall be for the account of the Charterers.

All legal, technical or other requirements related to or arising out of operation of the Vessel shall be complied with and paid for by the Charterers in any event, without recourse to the Owners.

For the purpose of the Charterers' registry into the Philippine flag, the Owners are to provide as soon as possible after this Charter Party has been signed by both parties, the following original documentation:

a.   Goodstanding Certificate for the Owners.

b.   Consent of the Owners in formal affidavit form to the bareboat sub-charter arrangement between [CHARTERER] and [SUB-CHARTERER], Philippines.

c.   Power of Attorney or Board Resolutions authorizing the person issuing the consent (per b. above) to act as such.

d.   Copy of valid certificate of registry.

e.   Certificate of liens, encumbrances and registered mortgages.

f.   Consent of the Liberian Registry to the bareboat charter registration or the vessel in the Philippines, the consent to indicate the registered owners, [CHARTERER] as charterers and [SUB-CHARTERER] as sub-charterer.

CLAUSE 33

The Charterers' Default

33.1. The Owners - without prejudice to any other or further-going claims the
     Owners may have against the Charterers as a consequence of the Charterers'
     Default and the ensuing withdrawal of the Vessel - shall be entitled to terminate this Bareboat Charter Party and withdraw the Vessel from the services of the Charterers in accordance with Clause 10 or in the event that the Charterers are in default of any of the following obligations or one of the following events apply ("Charterers' Default"):

     33.1.1. the Charterers do not pay insurance premiums or other payments when due provided such failure has not been remedied within seven running days from the Owners' notice to the Charterers requiring such.

     33.1.2. the Charterers are wound up, liquidated, taken under bankruptcy proceedings or otherwise dissolved or the Charterers cease to or threaten to cease to carry on their business.

                                        7

     33.1.3. the Vessel is arrested or otherwise detained for reasons, not solely attributable to the Owners without the Charterers having released the Vessel from such arrest within Thirty (30) days after the arrest or detention.

     33.1.4. if a substantial non-insured maritime lien applies to the Vessel for reasons, not solely attributable to the Owners, and continues to apply to the Vessel for more than thirty days after the date of its application, but not before the 30 (Thirty) days after the respective debt of the same becomes due any payable, and the Charterers have not removed such lien or have provided the Owners with cash security equal to the amounts or claims secured by the relevant lien.

     33.1.5. the Charterers fail to obtain or maintain the agreed insurance cover.

33.2. The occurrence and the Continuation of a Charterers' Default shall entitle the Owners:

     o    to treat the same as a repudiatory breach by the Charterers of this
          Agreement; and

     o    to serve a Termination Notice on the Charterers as further provided in
          Article 33.3.

33.3. Upon the occurrence of a Charterers' Default, the Owners shall be entitled
     (but not bound) to give written notice (a "Termination Notice") to the
     Charterers terminating, on a date specified therein (the "Termination
     Date"), the Owners' obligation to charter the Vessel to the Charterers. In such event, the Vessel shall be deemed redelivered to the Owners on the
     Termination Date and the Charterers shall on such date pay to the Owners, without set-off, deduction or withholding, an amount in US-Dollars (the
     "Termination Sum") equal to the aggregate of

     33.3.1. all Hire accrued due and not paid up to and including the
          Termination Date;

     33.3.2. any outstanding interest thereon calculated in accordance with the provisions of Box 22 hereof;

     33.3.3. the aggregate of all costs and expenses incurred by the Owners in connection with termination of its obligations to charter the Vessel to the Charterers including, in particular, all crewing and other operational costs to the extent that the same cannot reasonably be mitigated by the Owners;

     33.3.4. any other amounts then due and payable under this Agreement (save to the extent that such other amounts have previously been taken into account in computing other elements of the Termination Sum as aforesaid).

CLAUSE 34

The Owners' Default

34.1 The Charterers shall be entitled to terminate this Charter Party and redeliver the Vessel to the Owners in the event the Charterers are permanently deprived from operating the Vessel in accordance with the terms and conditions hereof due to events solely

                                        8

     attributable to the Owners ("Owners' Default"), including without limitation, Mortgages or other encumbrances created or caused to be created by the Owners and preventing the Vessel from operation.

     This Clause represents the sole basis upon which the Charterers can terminate this Charter, no matter what may be said elsewhere in the
     Charter.

     Such termination and redelivery are to take effect subject to the
     Charterers giving of a 30 (Thirty) running days' notice in writing to the
     Owners and subject to the Charterers continuing to be deprived from operating the Vessel at the expiry of the notice period on account of the
     Owners' Default.

     It shall be deemed that the Charterers are permanently deprived from operating the Vessel if the Charterers continue to be deprived from operating the Vessel for the period of thirty running days for reasons solely attributable to the Owners.

CLAUSE 35

ISM/SOLAS

(a)  ISM

     The Charterers shall procure that, throughout the Charter Period, both the
     Vessel and "the Company" (as defined in the ISM Code) fully comply with the requirements of the ISM Code and upon request will provide a copy of a valid Safety Management Certificate and Document of Compliance to the
     Owners.

(b)  SOLAS

     The Vessel shall have valid SOLAS safety equipment and SOLAS construction certificates throughout the entire charter period.

CLAUSE 36

Purchase Option

Charterers to have purchase options on the vessel as follows:

36 months   USD 3.750 million net
42 months   USD 3.300 million net
48 months   USD 2.850 million net
54 months   USD 2.400 million net
60 months   USD 1.950 million net
66 months   USD 1.500 million net

From the end of the 36th month from delivery Charterers to have the option to substitute vessel with dry cargo or multipurpose vessel of equal or greater value, same to be determined by the average appraisal of two independent broker companies to be mutually agreed.

                                        9

Upon the exercise of a purchase option, Owners will deliver the vessel free of mortgages, encumbrances, maritime liens and free of any other debts whatsoever.

The Closing for the delivery of and transfer of title to the Vessel by Owners to
Charterers shall take place in New York. At such closing, in exchange for the payment of the purchase option price the Owners shall furnish the Charterers with a) a Bill of Sale, in recordable form, notarized and, if required, legalized by the appropriate Consul or by Apostille b) the consent or permission of the flag state to the transfer of the vessel to the Charterers c) a certificate of ownership and encumbrances from the flag state evidencing ownership of the Vessel in the Owners free of liens and encumbrances d) if required by the Charterers, an undertaking to delete the Vessel from the
Registry and deliver a certificate of deletion within 30 days of delivery and e)
such other reasonable/customary transfer documents required for registration under Charterers flag or re-registration under current flag.

CLAUSE 37

Nomination, Performance Guarantee and Service of Notices etc.

1.   Any notice or service of writs or legal documents hereunder shall be given in respect of the Owners to:

     Arkadia Shipping Inc.
     c/o EGON OLDEN DORFF oHG
     Willy-Brandt-Allee 6
     D - 23554 Lubeck

     and in respect of the Charterers to:

     [CHARTERER]
     c/o TBS International Ltd.
     612 East Grassy Sprain Road
     Yonkers, NY 10710
     U.S.A.
     Tel: +1-914-961-1000
     Fax: +1-914-961-5121

     Process Agent:
     Cardillo & Corbett
     29 Broadway, Suite 1710
     New York, NY 10006
     U.S.A.
     Tel: +1-212-344 0464
     Fax: +1-212-797 1212

                                       10

Signed this [DATE]

For and on behalf of the Owners:
                                 -----------------------------------------------

For and on behalf of the Charterers:
                                     -------------------------------------------

                                       11